RESTATED MASTER MODIFICATION AGREEMENT
                     --------------------------------------

         This RESTATED MASTER MODIFICATION AGREEMENT (the "Modification Agreement") is effective as of May 4, 2001, by and between eAUTOCLAIMS.COM, INC., a Nevada corporation ("eAutoclaims"), CALP II, LP ("CALP II"), GOVERNORS ROAD, LLC, ("Governors Road, and together with CALP II, the "Purchasers"), and THOMSON KERNAGHAN & CO., LTD., a corporation organized under the laws of Ontario, Canada ("Agent"). Agent is entering into this Modification Agreement for itself and as agent for the Purchasers of Series A Convertible Preferred Stock issued by eAutoclaims (the "Preferred Stock"). eAutoclaims, Agent and Purchasers are herein collectively called the "Parties".

                                R E C I T A L S:

         WHEREAS, eAutoclaims and Agent entered into that certain Securities Purchase Agreement dated as of June 27, 2000 (the "Purchase Agreement"); and

         WHEREAS, eAutoclaims and Agent entered into that certain Security Agreement dated as of August 25, 2000 (the "Security Agreement"); and

         WHEREAS, in accordance with the terms set forth in the Purchase Agreement, eAutoclaims has issued shares of its Preferred Stock and Purchasers' Warrants ("Purchaser Warrants") to each Purchaser upon each funding under the Purchase Agreement; and

         WHEREAS, as further required under the Purchase Agreement, eAutoclaims and Agent entered into a Registration Rights Agreement dated as of August 25, 2000 pursuant to which eAutoclaims is obligated to register shares of its $.001 par value common stock underlying the Preferred Stock, the Purchaser Warrants, and the hereinafter described Agent's Warrants ("Registration Agreement"); and

         WHEREAS, in consideration for services performed by the Agent under the Purchase Agreement, eAutoclaims issued Agent's Warrants to the Agent ("Agent Warrants"); and

         WHEREAS, eAutoclaims has filed a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission to register Units comprised of shares of its common stock and redeemable common stock purchase warrants ("Units"); and

         WHEREAS, the Parties desire to amend certain terms of the Purchase Agreement, the Security Agreement, the Registration Agreement, the Purchaser Warrants, and the Agent Warrants (such agreements are collectively referred to as the "Preferred Stock Agreements"); and

         WHEREAS, the Parties previously entered into that certain Master Modification Agreement effective January 12, 2001, and a Letter Agreement effective April 27, 2001, which modified in certain respects the Preferred Stock Agreements; and

         WHEREAS, the purpose of this Modification  Agreement is to set forth in
one  document  the  current   arrangements  and   understandings  by  and  among
eAutoclaims, the Agent and Purchasers as it relates to the Preferred Stock; and

         WHEREAS, eAutoclaims has requested that Governors Road fund an additional $500,000 as bridge financing through the closing of the anticipated public offering as evidenced by the Binding Bridge Financing Term Sheet, a copy of which is attached as Exhibit "A" and the terms of which are incorporated herein by reference; and

         WHEREAS, Governors Road wishes to purchase 100 shares of eAutoclaims Preferred Stock upon the terms and subject to the conditions set forth in this Agreement and the Purchase; and

         WHEREAS, the Parties desire to set forth their agreements with respect to the modification of certain provisions included in the Preferred Stock Agreements.

                              A G R E E M E N T S:

         NOW,  THEREFORE,  in  consideration of the foregoing and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Parties hereby agree as follows:

     1. Lock-Up of Shares. Contemporaneous with the execution of this Modification Agreement, each Purchaser shall execute a Lock-Up Letter in the form attached hereto as Exhibit "B" and deliver the original executed document to eAutoclaims as soon as possible, but no later than five (5) business days prior to the effective date of the Registration Statement. Each Purchaser hereby consents to such amendments to (i) the Certificate of Designations, Rights, Preferences and Limitations of Series A Convertible Preferred Stock (the "Certificate of Designations") and (ii) the Registration Rights Agreement as described in Sections 4 and 5 below.

     2. Lock-Up Shares To be Released for Sale. Notwithstanding the foregoing, the Parties agree that up to 200,000 shares of eAutoclaims' common stock held by either of Dominion Capital, Ltd. or Southshore Capital Fund, Ltd. otherwise subject to the terms of the Lock-Up Letter will be permitted to be sold at the rate equal to ten percent (10%) of the prior day's average daily volume, and will be freely tradable without restriction or further registration under the Securities Act. .

     3. Amendment to Purchase Agreement. Section 3.1 of the Purchase Agreement is amended to increase the number of Preferred Shares issuable eAutoclaims under the Purchase Agreement from 500 shares to 600 shares.

     4. Amendment of Certificate of Designations. Within three (3) business days after funding, eAutoclaims shall amend and file with the appropriate state authorities the Certificate of Designations as follows:

     (a) Section 1 shall be amended to increase the number of shares of Preferred Stock from 500 to 600 shares.

     (b) Section 5(b)(ii) shall be revised to indicate that through June 30, 2001 each share of Preferred Stock may be converted into 6,667 shares of fully paid and non-assessable shares of common stock. If the currently pending Registration Statement is not declared effective by June 30, 2001, the conversion price shall equal the lesser of (i) sixty-two and one-half cents ($0.625) or (ii) seventy-five percent (75%) of the average of the closing bid prices for the common stock for the three (3) lowest trading days out of the twenty (20) consecutive trading days immediately preceding the date of conversion, as reported on the National Association of Security Dealers OTC Bulletin Board Market (or such other National Securities Exchange or market on which the common stock may trade at such time).

     (c) A new Section 12 shall be added entitled "Special Mandatory Redemption", which will provide that the Company is obligated to redeem the one hundred (100) shares of Preferred Stock being purchased by Governors Road pursuant to the Binding Bridge Financing Term Sheet at one hundred twenty percent (120%) of the face amount ($6,000 per share of Preferred Stock), plus accrued interest, upon the earlier of August 15, 2001 or the closing of the Company's anticipated public offering under cover of the Registration Statement underwritten by Dirks & Company. If the Company does not redeem the one hundred (100) shares of Preferred Stock acquired by Governors Road pursuant to the Binding Bridge Financing Term Sheet for any reason, then the amended conversion features set forth in revised Section 5(b)(ii) above shall apply.

     5. Funding Mechanics. $400,000 of the funding will occur in the first traunch. After the Certificate of Designation is filed, the remaining $100,000 shall be funded within 2 business days. This funding mechanism is required to that eAuto will have designated a sufficient number of Preferred Shares as of the date of each funding.

     6. Amendment of Registration  Rights Agreement.  The penalty  provisions of
Article 2 of the Registration Rights Agreement are amended as follows:

     Section 2.1 The penalty provisions contained in this section for failure to register underlying shares on a timely basis are waived subject to the eAutoclaims making a cash payment of $280,000 to the Purchasers on or before June 30, 2001. In the event this cash payment is not made on or before June 30, 2001, then the penalty provisions for failure to register on a timely basis shall apply on a retroactive basis commencing on April 30, 2001.

     7. Amendment of Agent's Warrants. If the Registration Statement is declared effective, the Agent Warrants and Purchasers' Warrants shall be automatically amended on such effective date to provide for an Exercise Price (as defined in the Agent's and Purchaser's Warrants) equal to the lower of (i) the existing exercise prices of the Purchaser's Warrants and Agent's Warrants or (ii) the lowest exercise price of the warrants included in the Units.

     8. Registration of Shares Underlying Preferred Stock. In addition to the Units, the registration statement will include a sufficient number of shares of common stock to fully register all shares of common stock issuable upon conversion of Preferred Stock and exercise of the Purchaser's Warrants and Agent's Warrants, provided however, that the Certificate of Designations is amended as provided in Section 4 above.

     9. Conforming Amendments. Upon amendment of the Preferred Stock Agreements according to the preceding provisions of this Modification Agreement, any other provision of any Preferred Stock Agreement that conflicts with the terms of this Modification Agreement shall be deemed to be modified or amended to be consistent with the terms hereof. All other provisions of the Preferred Stock Agreements shall remain in full force and effect and are unmodified hereby.

     10. Agent's Exclusive Right to Future Equity Line Financing Agreements. eAutoclaims agrees that the Agent shall have the exclusive right as the financing source for any future equity line of credit or similar arrangements based upon current agreed upon terms as summarized on Exhibit "C."

     11. Termination of Lock-Up Letters. If the Registration Statement is not declared effective by June 30, 2001, then the Lock-Up Agreements shall be terminated and of no further force and effect.

     12. Issuance of Additional Shares to CALP II. eAutoclaims agrees that as additional consideration for extending the terms of the original Master Modification Agreement, eAutoclaims shall issue to CALP II 24,500 additional shares of common stock at the closing of the underwriting. The Purchasers agree to waive any requirement that $2,000,000 of their common shares be sold as part of the underwriting.

     13. Issuance of Preferred Stock Certificate. Contemporaneous with the execution of this Modification Agreement, (i) Markland shall assign, transfer and deliver 100 shares of Preferred Stock to Governors Road through one or more certificates.

     14. Conversion Limit. The Purchasers shall not convert any Preferred Stock if the effective conversion increases their beneficial ownership in eAutoclaims securities greater than 9.9%. All remaining shares of Preferred Stock will be converted at such time as the total amount of outstanding Preferred Stock is less than $250,000 (i.e., 50 shares).

     15. Greenfield Fee. eAutoclaims shall pay to Greenfield Investments the sum of $50,000, as consideration for its investment banking services to eAutoclaims, within three (3) days after funding.

     16. Release by eAutoclaims. eAutoclaims, as well as its successors and assigns (the collectively, the "Releasing Parties"), hereby forever releases and discharges the Purchasers, Southridge Capital Management, LLC and Agent as well as their officers, directors, members, partners, attorneys, employees, agents, managers, representatives, successors and assigns, in both their individual and representation capacities (collectively, the "Released Parties"), from any and all actions, causes of action, obligations, bad faith claims, costs, expenses, attorney's fees, damages, claims, liabilities and demands of whatsoever character, nature and kind, whether in contract or tort, known or unknown, suspected or unsuspected, which the Releasing Parties now may own or hold, against the Released Parties, directly or indirectly, deriving from, related to, connected with or incidental to the execution and performance of this Modification Agreement, the Preferred Stock Agreements and the $500,000 bridge loan financing.

     IN WITNESS WHEREOF, the parties below have executed this Modification Agreement, effective as of the date first set forth above.

                                eAUTOCLAIMS, INC.



                                By:
                                   ---------------------------------
                                       Eric Seidel, President


                                THOMSON KERNAGHAN & CO., INC.,
                                individually and as Agent



                                By:
                                    --------------------------------
                                       Gregg Badger
                                       Senior Vice President



                                CALP II, LP



                                By:
                                    --------------------------------
                                As:
                                    --------------------------------



                                GOVERNORS ROAD, LLC



                                By:
                                    --------------------------------
                                As:
                                    --------------------------------

                                   EXHIBIT "A"

                              eAUTOCLAIMS.COM, INC.
                       BINDING BRIDGE FINANCING TERM SHEET
                        $500,000 SERIES A PREFERRED STOCK
                                       BY
                               GOVERNORS ROAD, LLC


Issuer:                                 eAutoclaims.com, Inc. ("eAuto")

Purchaser:                              Governors Road, LLC ("Governors Road")

Securities:                             Series A Preferred Stock

Amount:                                 $500,000

Special Redemption Right:
                                        eAuto and  Governor's  Road  agree  that
                                        eAuto shall be  obligated  to redeem the
                                        Series A Preferred Stock issued pursuant
                                        to  this  Binding  Bridge  Funding  Term
                                        Sheet  upon the  earlier  of August  15,
                                        2001 or the  closing of  eAuto's  public
                                        offering   underwritten   by   Dirks   &
                                        Company,  Inc.  at  a  redemption  price
                                        equal  to  120%  of  the   face   amount
                                        ($600,000) plus accrued interest.

Conversion Rights in the
Event of Non-Redemption:
                                        If eAuto  does not  redeem  the Series A
                                        Preferred Stock for any reason, then the
                                        Series  A  Preferred  Stock  shall  have
                                        those   rights   and    preferences   as
                                        described  in  the  Master  Modification
                                        Agreement   and  related   Amendment  by
                                        Letter  Agreement  dated April 27, 2001.
                                        The  conversion  price  of the  Series A
                                        Preferred Stock shall be reduced from $.75 to the lesser or 75% of the market value at the time of conversion of a share of Series A Preferred Stock or
                                        62.5 cents.

Registration Rights:
                                        eAuto  will  include  the  Common  Stock
                                        underlying the Series A Preferred  Stock
                                        and related  warrants issued pursuant to
                                        this   Term   Sheet  in   eAuto's   next
                                        amendment   to  Form   SB-2,   presently
                                        pending with the SEC.

Warrants:
                                        Purchaser  Warrants  will be issued with
                                        the same  terms  and  conditions  as the
                                        existing   Purchaser's   Warrants.   The
                                        exercise   price   of  the   Purchaser's
                                        Warrants will be reset to the lower of the current exercise price or the lowest exercise price of the warrants included in the Units, which is currently $4.00.

Lock-Up Arrangements:
                                        The  current  lock-up  arrangements  for
                                        Selling  Shareholders  as  described  in
                                        Amendment No. 1 to Form SB-2 shall apply
                                        (copy attached - page 53), except that 200,000 shares of stock will be released from the lock up and be permitted to be sold at a rate equal to 10% of the prior day's average daily volume.

Investment Banking Fee:
                                        $50,000,     payable    to    Greenfield
                                        Investments.

Other Undertakings:
                                        To the extent applicable, the provisions
                                        under the caption  "Master  Modification
                                        Agreement  and  Related   Amendment"  in
                                        Amendment  No. to Form SB-2 shall  apply
                                        (copy attached - page 50).

Other Covenants:

                                        eAuto will  prepare  such  documents  as
                                        required by counsel to  Governors  Road.
                                        eAuto shall be responsible for attorneys
                                        fees and costs of Governor  Road.  It is
                                        anticipated    that    the    definitive
                                        documents   will   include  but  not  be
                                        limited to the following:

                                        o         Amendment      to      current
                                                  Designation     Rights     and
                                                  Preferences    of   Series   A
                                                  Preferred Stock.

                                        o         Issuance of Series A Preferred
                                                  Stock Certificate.

                                        o         Escrow of common shares.

                                        o         Issuance     of      Purchaser
                                                  Warrants.

                                        o         Such   other    documents   as
                                                  reasonably     requested    by
                                                  counsel to Governors Road.

Funding:
                                        Governors  Road agrees to wire  transfer
                                        eAuto  $500,000  upon  execution   final
                                        documentation  acceptable  to counsel to
                                        Governors Road, receipt in escrow of the
                                        Series A  Preferred  Stock  Certificate,
                                        and  execution  of this  Binding  Bridge
                                        Funding  Term Sheet.  This Term Sheet is
                                        intended   to  be  a   legally   binding
                                        contract  between   Governors  Road  and
                                        eAuto. eAuto will expeditiously  proceed
                                        to prepare final documents in accordance
                                        with   the   provisions    required   by
                                        Governors Road and its counsel.


                                        eAUTOCLAIMS.COM, INC.


                                        By:
                                        ----------------------------------------
                                        Print Name:
                                        ----------------------------------------
                                        Title:
                                        ----------------------------------------


                                        GOVERNORS ROAD, LLC


                                        By:
                                        ----------------------------------------
                                        Print Name:
                                        ----------------------------------------
                                        Title:
                                        ----------------------------------------

                                   EXHIBIT "B"

         We have granted Thomson Kernaghan (also referred to as Initial Investor) an exclusive right to provide and act as agent for equity line financing arrangements. The terms of a Securities Purchase Agreement and Equity Line of Financing Agreement have been agreed upon. The Securities Purchase Agreement and Equity Line Financing Agreement are collectively referred to as the "Financing Agreement." The Financing Agreement entitles us to issue and sell our common stock to the Initial Investor for up to an aggregate of $5,000,000 from time to time during the 24-month period, beginning on the effective date of a to be filed registration statement. Each election by us to sell stock to the Initial Investor is referred to as a "Put" Right.

Put Rights

         In order to invoke a Put Right, we must have an effective registration statement on file with the SEC registering the resale of the shares of our Common Stock that may be issued as a result of exercising that Put Right. We must give at least 15 trading days notice following any previous Put Notice to deliver a Put notice to the Initial Investor. The Put Notice will specify the investment amount, which shall not exceed the lessor of (A) $500,000 or (B) 150% of the weighted volume average for the 20 trading days prior to the notice date (the "Put Amount") and (ii) shall not be less than $50,000. The weighted volume average the product of (A) stock price times (B) the trading volume of our stock on the principal marketing which it is traded. The stock price on any given trading day is the volume waited average trading price for our Common Stock during such trading day as reported by Bloomberg Financial Press. The purchase price per share of our common stock the Initial Investor shall pay is an amount equal to 85% of the simple average of the three lowest closing bid prices of our common stock over the 10 trading days beginning on the notice date, as reported on Bloomberg. Subject to our meeting certain conditions, the Initial Investor is required to fund and close within eleven (11) trading days of each Put Notice date.

Conditions

         The Initial Investor is not required to fund any Puts which causes the Initial Investor or its affiliates to beneficially own more than 9.99% of our outstanding shares of common stock. If we deliver a Put notice that would cause the Initial Investor to exceed 9.99% of our outstanding shares of common stock, we have agreed to reduce the amount of the Put Notice so that the 9.99% limit will not be exceeded.

         Certain conditions apply to our right to issue a Put Notice and the Initial Investor's obligation to purchase our shares of Common Stock, including but not limited to:


          (i) The registration statement for the Common Stock underlying the Financing Agreement must remain effective;

          (ii) The representations, warranties and covenants made in the Financing Agreement by us and the Initial Investor must remain true;

          (iii)     There must be no material adverse change in our business;

          (iv) The weighted average trading volume of our Common Stock for the 10 trading days preceding both the Put Date and the Closing Date with respect to each Put Notice shall be at least 100,000;

          (v) The simple average of the closing bid price for our Common Stock as reported on Bloomberg for the 10 trading days preceding both the Put Date and the Closing Date must be greater than one dollar ($1.00) per share.

Right of First Refusal

         The Initial Investor has a right of first refusal for a period of 24 months to purchase any proposed offering of our equity securities, including any convertible securities or equity line structures or format similar in nature to the Financing Agreement. Furthermore, if we issue any of our equity securities with a price per shares, exercise price, or conversion price, for consideration that is less than the fair market value of our Common Stock on the date issued, we are required to issue to the Initial Investor additional shares of our Common Stock to the extent necessary to lower the effective purchase price by the Initial Investor for all shares of our Common Stock purchased by that Initial Investor to the lower of 85% of the purchase price for a below market offer or the purchase original paid by the Initial Investor pursuant to our Put Notices.

Fees and Warrants

         The Initial Investor and Thomas Kernaghan are also entitled to additional warrants and fees as follows:

         o Warrants to the Initial Investor. We are required to issue warrants to the Initial Investor equal to 20% of the number of our shares purchased pursuant to each Put Right. Each warrant shall bear an exercise price per share equal to 120% of the simple average of the closing bid prices of our Common Stock as reported by Bloomberg for the 5 trading days immediately preceding an applicable closing date. The warrants will provide for cashless exercise at the Initial Investor's option and piggyback registration rights.

         o Standby fee to the Initial Investor. Generally, the Initial Investor is entitled to a standby fee equal to one percent (1%) per annum of the undrawn portion of the equity line. Such fees shall be payable in cash or Common Stock, at our option.

         o Set-up fee to the Agent. We are obligated to pay Thomas Kernaghan, as the agent, a set-up fee of $50,000. At our option, we may pay the set-up fee either in cash or shares of our Common Stock based upon a 5 day trading average.

         o Placement fee to the Agent. On the closing date of each Put Notice, we are required to pay Thomas Kernaghan, as the agent, a fee equal to 8% of the investment amount; provided, however, we are not obligated to pay this placement fee until such time as the aggregate amount of the placement fees exceed the amount of the $50,000 set-up fee.

         o Warrants to Agent. On each closing date we are obligated to issue to Thomas Kernaghan, as the agent, warrants to purchase a number of shares of our Common Stock equal to 10% of the number of shares purchased pursuant to each Put Notice. Such warrants shall bear an exercise price equal to 120% of the simple average of the closing bid price of our Common Stock as reported on Bloomberg for the 5 trading days immediately preceding the applicable closing date. These warrants will contain cashless exercise and piggyback registration rights provisions.

Indemnity

         We are obligated to indemnify the Initial Investor and Thomas Kernaghan (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches made by us in connection with the Financing Agreement or this registration statement.

Termination

         We and the Initial Investor may, by mutual written consent, at any time, terminate the Financing Agreement and any obligation by the Initial Investor to purchase shares of our Common Stock thereunder. The Initial Investor may terminate this agreement if we breach any of our representations, warranties or covenants including in the Financing Agreement, if there is a change in law or regulation that makes the provisions of the Financing Agreement or materially impractical. The Initial Investor may also terminate the Financing Agreement at any time after suspension of the availability of this registration statement for use by the Initial Investor if we so not cure such suspension within 30 days.

                                   EXHIBIT "C"

                                 LOCK-UP LETTER


To the Board of Directors of eAutoClaims.com, Inc.
2708 Alt. 19 N., Suite 604
Palm Harbor, Florida 34683

Attention:        Eric Seidel, President

Gentlemen:

         By virtue of the execution of this letter agreement (the "Agreement") the undersigned individual and/or entity (the "Shareholder"), as record and beneficial owner of shares of Common Stock, Preferred Stock and/or Warrants (the "Securities") of eAutoClaims.com, Inc., a Nevada corporation (the "Company") hereby represents and warrants to the Company as follows:

          a) The undersigned has full power and authority to enter into this Agreement and to restrict the transferability and salability of the Securities;

          The Shareholder hereby agrees with the Company as follows:

         Effective as of the close of business on Friday, January 12, 2001, the undersigned Shareholder will not sell any securities of the Company pursuant to Rule 144 or otherwise, for a period of one (1) year after the closing date of the anticipated secondary offering of the Company (the "Offering") to be underwritten by Dirks & Company other than as set forth below, or as otherwise agreed to in writing by the Company and Dirks & Company ("Dirks").

         o From and after January 12, 2001 to the date that is 30 days after the closing date of the Offering, the undersigned Shareholder will not sell any Securities, whether pursuant to Rule 144 or otherwise. Such period is the First Period.

         o From the last day of the First Period until the end of the sixth month after the closing of the Offering, the undersigned Shareholder may sell, without the consent of Dirks or the Company, a number of shares equal to 5% of the average daily trading volume for the month immediately preceding the month of sale. Such period is the Second Period. The undersigned Shareholder hereby grants Dirks the right of first refusal to purchase any Securities that the Shareholder desires to sell during the Second Period.

         o From the last day of the Second Period until the end of the twelfth month after the closing of the Offering, the undersigned Shareholder may sell, without the consent of Dirks or the Company, a number of shares equal to 10% of the average daily trading volume for the month immediately preceding the month of sale. Such period is the Third Period. The undersigned Shareholder hereby grants Dirks the right of first refusal to purchase any Securities that the Shareholder desires to sell during the Third Period.

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


Example: Assume that 2,000,000 shares were traded in the month prior to a sale during the Second Period and that there were 20 trading days in such month. That equals an average of 100,000 shares traded per day. Therefore, T.K. would be entitled to trade 5,000 shares per trading day in the following month, or a total of 100,000 shares (10,000 per day or 200,000 per month in the Third Period). Dirks will have the right of first refusal to affect either day trades or block trades for these shares. Dirks would be required to give the Shareholders notice within the first three (3) business days of the subsequent month of its intent to handle the trades or pass on the trades and the trade shall be executed within the first 7 business day of the subsequent month.

         Nothing in this Agreement shall, or shall be deemed to, restrict the right of the Shareholder to sell all or any portion of the Securities to any other individual, firm or entity in a private transaction exempt from the registration provisions of the Act and pursuant to the terms of a duly executed investment letter. By virtue of the execution of this Agreement, the Shareholder acknowledges his agreement and understanding that any purchaser of the Securities in a private transaction must execute and deliver to the Shareholder and the Company, an investment letter wherein such purchaser agrees to hold the Securities for at least one (1) year commencing on the date of such sale and without the benefit of any "tacking" for any period of time during which the Securities were held by the Shareholder.

                  If the Form SB-2 is not declared effective by June 30, 2001, which includes the common shares underlying the Preferred Shares and Warrants, then this Lock-Up Letter shall be null and void.

                                Very truly yours,



                                -------------------------
                                Signature

                                -------------------------
                                Print Name




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